EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated: April 6, 2020

KBS CAPITAL ADVISORS LLC

By: PBren Investments, L.P., a Manager

By: PBren Investments, LLC, as general partner

By:PBCS Management, LLC, a Manager

By:/s/ Charles J. Schreiber, Jr.

Charles J. Schreiber, Jr., Manager

By:Schreiber Real Estate Investments, L.P., a Manager

By:Schreiber Investments, LLC, as general partner

By:PBCS Management, LLC, a Manager

By:/s/ Charles J. Schreiber, Jr.

Charles J. Schreiber, Jr., Manager

By:GKP Holding LLC, a Manager

By:/s/ Keith D. Hall

Keith D. Hall, Manager

By:/s/ Peter McMillan III

Peter McMillan III, Manager

WILLOWBROOK CAPITAL GROUP, LLC

By: /s/ Keith D. Hall

Keith D. Hall, Authorized Person

By:/s/ Peter McMillan III

Peter McMillan III, Authorized Person

KEITH D. HALL

/s/ Keith D. Hall

PETER MCMILLAN III

/s/ Peter McMillan III

CHARLES J. SCHREIBER, JR.

/s/ Charles J. Schreiber, Jr.